Exhibit 99.1

Regency Centers Reports Results for the Second Quarter 2015
Same Property NOI Growth of 4.3%

JACKSONVILLE, Fla. (August 5, 2015) - Regency Centers Corporation (“Regency” or the “Company”) today announced financial and operating results for the quarter ended June 30, 2015.

Financial Results

Regency reported Core Funds From Operations (“Core FFO”) for the second quarter of $71.2 million, or $0.75 per diluted share, compared to $65.9 million, or $0.71 per diluted share, for the same period in 2014. For the six months ended June 30, 2015 Core FFO was $140.7 million, or $1.49 per diluted share, compared to $130.0 million, or $1.41 per diluted share for the same period in 2014.

Funds From Operations (“FFO”) for the second quarter was $71.0 million, or $0.75 per diluted share, compared to $65.9 million, or $0.71 per diluted share, for the same period in 2014. For the six months ended June 30, 2015 FFO was $140.7 million, or $1.49 per diluted share, compared to $131.4 million or $1.42 per diluted share for the same period in 2014.

The Company reported net income attributable to common stockholders (“Net Income”) for the second quarter of $32.5 million, or $0.34 per diluted share, compared to Net Income of $25.5 million, or $0.28 per diluted share, for the same period in 2014. For the six months ended June 30, 2015 Net Income was $57.7 million, or $0.61 per diluted share, compared to $44.9 million, or $0.48 for the same period in 2014.

Operating Results

For the three months ended June 30, 2015, Regency’s results for wholly-owned properties plus its pro-rata share of co-investment partnerships were as follows:

	Q2 2015	YTD
Percent leased, same properties	95.9% (+40 bps YoY)
Percent leased, all properties	95.8% (+80 bps YoY)
Same property NOI growth without termination fees	4.3%	4.4%
Same property NOI growth without termination fees or redevelopments	3.8%	3.5%
Rental rate growth(1)
New leases	13.2%	16.7%
Renewal leases	7.8%	7.3%
Blended average	8.8%	8.8%
Leasing transactions
Number of new and renewal leasing transactions	408	719
Total square feet leased (000s)	1,379	2,227

(1)	Operating properties only. Rent growth is calculated on a comparable-space, cash basis for new and renewal leases executed.

Portfolio Activity

Property Transactions

As previously disclosed, the Company sold two properties during the quarter. Year to date, Regency has sold three properties for a combined gross sales price of $59.1 million and a blended cap rate of 7.2%. Regency’s share of the combined gross sales price is $40.3 million.

Developments and Redevelopments

At quarter end, the Company had fifteen projects in development or under redevelopment with estimated costs of $231.9 million. The in-process developments were 64% funded and 92% leased and committed, including retailer-owned square footage. Regency completed one project during the quarter, representing $55.9 million in net development costs and a yield of 7.6%.

Balance Sheet

Rating Agencies

During the quarter, Moody’s Investors Service upgraded the Company’s senior unsecured rating to Baa1 and the preferred stock rating to Baa2. The outlook for both ratings is stable.

Credit Facility

As previously disclosed, Regency amended its $800 million unsecured revolving credit facility (the “Facility”) during the quarter. The amendment extended the maturity date to May 13, 2019 and reduced the applicable interest rate. Following the Company’s credit rating upgrade by Moody’s Investors Service, the Facility now bears interest at an annual rate of LIBOR plus 0.925% on drawn balances and includes an annual 15 basis point facility fee on the $800 million capacity. Further, the Company has options to extend maturity for two additional six-month periods.

2015 Guidance

The Company updated certain components of its 2015 earnings guidance. These changes are summarized below. Please refer to the Company’s second quarter 2015 supplemental information package for a complete list of updates.

Full Year 2015 Guidance
	Previous Guidance	Updated Guidance
Core FFO per diluted share	$2.93 - $2.97	$2.95 - $2.99
FFO per diluted share	$2.91 - $2.95	$2.93 - $2.97
Same property NOI growth without termination fees (pro-rata)	3.2% - 4.0%	3.6% - 4.1%
Development and redevelopment starts ($000s)	$100,000 - $200,000	$75,000 - $125,000

Dividend

On August 3, 2015, Regency’s Board of Directors declared a quarterly cash dividend on the Company’s common stock of $0.485 per share. The dividend is payable on September 2, 2015 to shareholders of record as of August 19, 2015.

Conference Call Information

In conjunction with Regency’s second quarter results, the Company will host a conference call on Thursday, August 6, 2015 at 11:00 a.m. EDT. Dial-in and webcast information is listed below.

Second Quarter Conference Call
Date:	Thursday, August 6, 2015
Time:	11:00 a.m. EDT
Dial#:	877-407-0789 or 201-689-8562
Webcast:	www.regencycenters.com under Investor Relations

Replay

Webcast Archive:     Investor Relations page under Webcasts & Presentations

Non-GAAP Disclosure

FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (“NAREIT”) defines as net income, computed in accordance with GAAP, excluding gains and losses from dispositions of depreciable property, net of tax, excluding operating real estate impairments, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Regency computes FFO for all periods presented in accordance with NAREIT's definition. Many companies use different depreciable lives and methods, and real estate values historically fluctuate with market conditions. Since FFO excludes depreciation and amortization and gains and losses from depreciable property dispositions, and impairments, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition and development activities, and financing costs. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP. Thus, FFO is a supplemental non-GAAP financial measure of the Company's operating performance, which does not represent cash generated from operating activities in accordance with GAAP and therefore, should not be considered an alternative for net income or as a measure of liquidity. Core FFO is an additional performance measure used by Regency as the computation of FFO includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. Core FFO excludes from FFO, but is not limited to: (a) transaction related gains, income or expense; (b) impairments on land; (c) gains or losses from the early extinguishment of debt; and (d) other non-core amounts as they occur. The Company provides a reconciliation of FFO to Core FFO.

Reconciliation of Net Income Attributable to Common Stockholders to FFO and Core FFO -
Actual (in thousands)

For the Periods Ended June 30, 2015 and 2014	Three Months Ended		Year to Date
	2015	2014	2015	2014
Net Income Attributable to Common Stockholders	$32,480	25,482	57,653	44,872
Adjustments to reconcile to Funds From Operations:
Depreciation and amortization (1)	45,293	46,645	90,385	93,383
Provision for impairment (2)	—	424	—	424
Gain on sale of operating properties (2)	(6,792)	(6,710)	(7,475)	(7,419)
Exchangeable operating partnership units	61	53	110	95
Funds From Operations	71,042	65,894	140,673	131,355

Funds From Operations	$71,042	65,894	$140,673	131,355
Adjustments to reconcile to Core Funds From Operations:
Development and acquisition pursuit costs (2)	484	371	523	1,711
Gain on sale of land (2)	43	(424)	(68)	(3,328)
Provision for impairment to land	—	—	—	225
Hedge ineffectiveness (2)	1	—	4	—
Early extinguishment of debt (2)	—	41	(61)	41
Gain on sale of investments	(417)	—	(417)	—
Core Funds From Operations	71,153	65,882	140,654	130,004

Weighted Average Shares For Diluted FFO per Share	94,658	92,180	94,546	92,151

(1) Includes pro-rata share of unconsolidated co-investment partnerships, net of pro-rata share attributable to noncontrolling interests
(2) Includes pro-rata share of unconsolidated co-investment partnerships

Same property NOI is a key measure used by management in evaluating the operating performance of Regency’s properties. The Company provides a reconciliation of income from operations to pro-rata same property NOI in its supplemental information package.

Reported results are preliminary and not final until the filing of the Company’s Form 10-Q with the SEC and, therefore, remain subject to adjustment.

Reconciliation of Net Income Attributable to Common Stockholders to FFO and Core FFO -
Guidance

	Full Year
FFO and Core FFO Guidance:	2015
Net income attributable to common stockholders	$1.11	1.15
Adjustments to reconcile net income to FFO:
Depreciation and amortization	1.90	1.90
Gain on sale of operating properties	(0.07)	(0.07)
All other amounts	(0.01)	(0.01)
Funds From Operations	$2.93	2.97

Adjustments to reconcile FFO to Core FFO:
Development and acquisition pursuit costs	0.02	0.02
Core Funds From Operations	$2.95	2.99

The Company has published forward-looking statements and additional financial information in its second quarter 2015 supplemental information package that may help investors estimate earnings for 2015. A copy of the Company’s second quarter 2015 supplemental information will be available on the Company's website at www.RegencyCenters.com or by written request to: Investor Relations, Regency Centers Corporation, One Independent Drive, Suite 114, Jacksonville, Florida, 32202. The supplemental information package contains more detailed financial and property results including financial statements, an outstanding debt summary, acquisition and development activity, investments in partnerships, information pertaining to securities issued other than common stock, property details, a significant tenant rent report and a lease expiration table in addition to earnings and valuation guidance assumptions. The information provided in the supplemental package is unaudited and there can be no assurance that the information will not vary from the final information in the Company’s Form 10-Q for the quarter ended June 30, 2015. Regency may, but assumes no obligation to, update information in the supplemental package from time to time.

About Regency Centers Corporation (NYSE: REG)

With more than 50 years of experience, Regency is the preeminent national owner, operator and developer of high-quality, grocery-anchored neighborhood and community shopping centers. The Company’s portfolio of 319 retail properties encompasses over 42.8 million square feet located in top markets throughout the United States, including co-investment partnerships. Regency has developed 219 shopping centers since 2000, representing an investment at completion of more than $3 billion. Operating as a fully integrated real estate company, Regency is a qualified real estate investment trust that is self-administered and self-managed.

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Forward-looking statements involve risks and uncertainties. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements. Please refer to the documents filed by Regency Centers Corporation with the SEC, specifically the most recent reports on Forms 10-K and 10-Q, which identify important risk factors which could cause actual results to differ from those contained in the forward-looking statements.